UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 23, 2012

SUPREME INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8183	75-1670945
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

P.O. Box 237

2581 E. Kercher Road

Goshen, Indiana 46528

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (574) 642-3070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2012, Supreme Industries, Inc. (the “ Company”) held its annual meeting of stockholders at which the Company’s stockholders approved the 2012 Long-Term Incentive Plan (the “Plan”) which had previously been approved by the Board of Directors and recommended to the stockholders.  A summary of the Plan is below:

•                  The Plan is effective until May 23, 2022; provided, however, any awards issued prior to the Plan’s termination will remain outstanding in accordance with their terms;

•                  The Plan authorizes the issuance of 1,000,000 shares of the Company’s Class A common stock with certain officers being limited to receiving grants of 100,000 shares in any one year;

•                  Employees, contractors and non-employee directors of the Company and its subsidiaries are eligible to receive awards under the Plan;

•                  The following types of awards may be granted under the Plan:

•              Stock options (incentive and non-qualified);

•              Stock appreciation rights;

•              Restricted stock and restricted stock units;

•              Dividend equivalent rights;

•                                          Performance awards based on achieving specified performance goals such as cash flow, cost, revenues, sales, ratio of debt to debt plus equity, net borrowing, credit quality or debt ratings, profit before tax, economic profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, gross margin, earnings per share, operating earnings, capital expenditures, expenses or expense levels, economic value added, ratio of operating earnings to capital spending or any other operating ratios, free cash flow, net profit, net sales, net asset value per share, the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions, sales growth, price of the shares, return on assets, equity or stockholders’ equity, market share, inventory levels, inventory turn or shrinkage or total return to stockholders; and

•                                          Other awards.

The above description of the Plan is qualified in its entirety by reference to the copy of the Plan filed herewith as Exhibit 10.1.

Item 5.07               Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Company was held on May 23, 2012, in Goshen, Indiana, at which the following matters were submitted for a vote to our stockholders:

(1)           To elect two Class A and four Class B director nominees to serve until the next annual meeting and until their successors have been elected and qualified.  All nominees were elected as directors with the following vote:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Class A
Edward L. Flynn	4,853,768	1,462,887	17,487	3,509,489
Mark C. Neilson	4,908,476	1,421,139	4,527	3,509,489

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Class B
William J. Barrett	1,630,058	—	N/A
Robert J. Campbell	1,630,058	—	N/A
Herbert M. Gardner	1,630,058	—	N/A
Wayne A. Whitener	1,630,058	—	N/A

(2)           To approve the Company’s 2012 Long-Term Incentive Plan which was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes

7,351,360	603,093	9,747	3,509,489

(3)           To ratify the selection of Crowe Horwath, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2012 which was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes

8,537,005	2,895,907	40,777	N/A

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

10.1         Supreme Industries, Inc. 2012 Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPREME INDUSTRIES, INC.

Date: May 29, 2012	By:	/s/ Matthew W. Long
Matthew W. Long, Interim Chief Executive Officer and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Supreme Industries, Inc. 2012 Long-Term Incentive Plan